Exhibit 99.1
N e w s     R e l e a s e
Contact:
Trace Longo
Longo Communications
(949) 364-2821
INSIGHT IMAGING
REPORTS RESULTS FOR THE THIRD QUARTER FISCAL 2010
•	Adjusted EBITDA for third quarter of $7.1 million on revenues of $46.4 million

•	Adjusted EBITDA for the first nine months of fiscal 2010 of $24.3 million on revenues of $144.1 million

•	Advancement on Insight Imaging Enterprise Solutions initiative
LAKE FOREST, Calif. ... May 13, 2010 ... InSight Health Services Holdings Corp. (“Insight Imaging”) (OTCBB: ISGT) today announced its financial results for the third quarter ended March 31, 2010.
Kip Hallman, Insight Imaging’s President and CEO, stated, “We are disappointed in our third quarter results. We experienced declines in scan volumes in our fee-per-scan contract services business and in our patient services, or retail imaging centers. We believe these declines, which were most notable in January and February, were the result of the effects of economic weakness, continuing high unemployment, and a January resetting of patient insurance deductibles. We believe that many of our hospital clients and referring physicians experienced fewer patient visits, which led to fewer referrals for imaging services. While our overall contract services revenue was down from the prior year and from the second quarter, we were pleased that the quarterly gap between revenue lost from customers terminated during the past year and revenue gained from new customers signed during the past year was the smallest it has been at any time in the past three years. Finally, our Insight Imaging Enterprise Solutions initiative is advancing as we anticipated, as we added one new customer in the third quarter. We are currently engaged in a number of discussions with hospitals and freestanding imaging centers nationwide.”

Starting with the first quarter of 2010, Insight Imaging changed the definition of its business segments into three reportable segments: contract services, patient services and other operations. Contract services consist of centers (primarily mobile units) which generate revenues from fee-for-service arrangements and fixed-fee contracts billed directly to healthcare provider customers, also referred to as wholesale operations. Patient services consist of centers (mainly fixed-sites) that primarily generate revenues from services billed, on a fee-for-service basis, directly to patients or third-party payors, also referred to as retail operations. Other operations generate revenues primarily from agreements with customers to provide management services. Insight Imaging allocates corporate overhead, depreciation related to our billing system and income taxes to other operations.
Revenues decreased 12.9% to $46.4 million for the three months ended March 31, 2010 from $53.2 million for the three months ended March 31, 2009. Net of acquisitions and dispositions, revenues decreased 10.9% to $44.4 million for the three months ended March 31, 2010 from $49.8 million for the three months ended March 31, 2009. The decrease was due to lower existing contract services revenues ($3.1 million) and lower existing patient services centers revenues ($2.1 million). Revenues from other operations decreased by $0.3 million.
Patient services revenues, net of acquisitions and dispositions, decreased 9.4% to $20.2 million for the three months ended March 31, 2010 from $22.3 million for the three months ended March 31, 2009. The decrease was primarily a result of a decrease in scan volumes which Insight Imaging attributes to various factors, including high unemployment rates and the impact of high deductible health plans. The decrease is also due to a decline in the percentage of scan volumes related to more expensive procedures, coupled with reimbursement rate reductions from various payors.
Insight Imaging’s contract services revenues decreased 15.7% to $23.7 million for the three months ended March 31, 2010 from $28.1 million for the three months ended March 31, 2009. The decrease was due partially to the closure of a fixed site center related to a large health care provider contract ($1.3 million). Additionally, Insight Imaging experienced a reduction in the number of active contracts and reductions in reimbursement from our contract services customers for all modalities. The reductions in reimbursement are primarily the result of competition from other contract services providers and fewer mobile units in service. The Company’s aging mobile fleet also contributed to the decline in revenues as did the continued propensity for customers to take their business in-house.
Revenues decreased 17.4% to $144.1 million for the nine months ended March 31, 2010 from $174.5 million for the nine months ended March 31, 2009 . Net of acquisitions and dispositions, revenues decreased 10.7% to $138.3 million for the nine months ended March 31, 2010, from $154.9 million for the nine months ended March 31, 2009. The decrease was primarily due to lower contract services revenues ($10.9 million) and lower patient services revenues ($5.3 million). Revenues from other operations also decreased by $0.3 million.

Insight Imaging’s patient services revenues, net of acquisitions and dispositions, decreased by 7.7% to $64.1 million for the nine months ended March 31, 2010, from $69.4 million for the nine months ended March 31, 2009. The decrease was primarily a result of a decrease in scan volumes, which the Company attributes to various factors, including high unemployment rates and the impact of high deductible health plans. The decrease is also due to a decline in the percentage of scan volume related to more expensive procedures, coupled with reimbursement rate reductions from various payors.
Insight Imaging’s contract services revenues decreased 18.1% to $72.6 million for the nine months ended March 31, 2010, from $88.7 million for the nine months ended March 31, 2009. The decrease was due partially to the closure of a fixed-site center related to a large health care provider contract ($5.1 million). Additionally the Company experienced a reduction in the number of active contracts and reductions in reimbursement from its contract services customers for all modalities. The reductions in reimbursement are primarily the result of competition from other contract services providers and fewer mobile units in service. Insight Imaging’s aging mobile fleet also contributed to the decline in revenues as did the continued propensity for customers to take their business in-house.
Net cash provided by operating activities was $3.2 million for the nine months ended March 31, 2010 and resulted primarily from our Adjusted EBITDA ($24.3 million) (see reconciliation below) less cash paid for interest and taxes ($16.6 million) and changes in certain assets and liabilities ($5.4 million) offset by the effects of non-controlling interests ($0.9 million). The changes in certain assets and liabilities primarily consist of a decrease in accounts payable and other accrued expenses primarily related to the timing of payment of short-term obligations ($5.8 million), payment of a non-income tax settlement ($0.5 million); and accrued compensation and related benefits ($2.5 million) due primarily to the timing of the Company’s payroll periods, partially offset by a decrease in accounts receivables, net ($1.7 million), and other assets ($0.5 million), a decrease in deferred income tax liabilities ($0.6 million) and other ($0.6 million).
At March 31, 2010, Insight Imaging had $12.8 million in cash, cash equivalents and restricted cash (including $1.4 million that was subject to the lien for the benefit of the senior secured floating rate notes), and $12.0 million of availability under its revolving credit facility, based on the borrowing base. At March 31, 2010, there were no borrowings outstanding under the credit facility; however, there were letters of credit of $1.3 million outstanding under the credit facility.
Adjusted EBITDA for the third quarter of fiscal 2010 decreased 16.9% to $7.1 million compared to $8.5 million for the prior year period. Adjusted EBITDA for the first nine months of fiscal 2010 decreased 17.9% to $24.3 million compared to $29.6 million for the prior year period. For the third quarter and first nine months, respectively, $0.1 million and $2.3 million of the decrease were due to centers that were sold or closed, net of the impact of acquired centers.

Non-GAAP measures:
The metric presented above as “revenues net of acquisitions and dispositions” is defined as revenue excluding the effects of acquisitions and dispositions. Insight Imaging believes this metric is a useful financial measure for investors in evaluating the Company’s operating performance for the periods presented. When read in conjunction with its revenues, it presents a useful tool to evaluate the ongoing operations and provides investors with a tool they can use to evaluate the management of assets held from period to period. In addition, the metric “revenues net of acquisitions and dispositions” is one of the factors Insight Imaging uses in internal evaluations of the overall performance of its business. This metric, however, is not a measure of financial performance under accounting principles generally accepted in the United States (“GAAP”) and should not be considered a substitute for revenues as determined in accordance with GAAP and may not be comparable to similarly-titled measures reported by other companies.
Insight Imaging defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, excluding impairment of tangible and intangible assets, gain on sales of centers, and gain on purchases of notes payable. Adjusted EBITDA has been included because Insight Imaging believes that it is a useful tool for Insight Imaging and its investors to measure the company’s ability to provide cash flows to meet debt service, capital projects and working capital requirements. Adjusted EBITDA should not be considered an alternative to, or more meaningful than, income from company operations or other traditional indicators of operating performance and cash flow from operating activities determined in accordance with GAAP in the United States. Insight Imaging presents the discussion of Adjusted EBITDA because covenants in the agreements governing its material indebtedness contain ratios based on this measure. While Adjusted EBITDA is used as a measure of liquidity and the ability to meet debt service requirements, it is not necessarily comparable to other similarly-titled captions of other companies due to differences in methods of calculations. For a reconciliation of net cash provided by operating activities to Adjusted EBITDA, see the table below.
Insight Imaging will host a conference call to discuss results for its third quarter of 2010, on Friday, May 14, 2010, at 10:00 a.m. Pacific Standard Time. Kip Hallman, President and Chief Executive Officer, and Keith S. Kelson, Executive Vice President and Chief Financial Officer, will host the conference call. To participate by telephone, please dial 1-480-629-9835 or 1-877-941-9205 ten minutes prior to the scheduled call.

Safe Harbor
The foregoing contains forward-looking statements regarding Insight Imaging. They reflect Insight Imaging’s current views with respect to current events and financial performance, are subject to many risks, uncertainties and factors relating to Insight Imaging’s operations and business environment which may cause the actual results of Insight Imaging to be materially different from any future results, express or implied by such forward-looking statements. Insight Imaging intends that such forward-looking statements be subject to the Safe Harbor created by Section 27(a) of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words and phrases “expect,” “estimate,” and “anticipate” and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: (i) Insight Imaging’s ability to successfully implement its core market strategy; (ii) overcapacity and competition in Insight Imaging’s markets; (iii) reductions, limitations and delays in reimbursement by third-party payors; (iv) contract renewals and financial stability of customers; (v) changes in the nature of commercial health care insurance arrangements, so that individuals bear greater financial responsibility through high deductible plans, co-insurance and co-payments; (vi) conditions within the healthcare environment; (vii) the potential for rapid and significant changes in technology and their effect on Insight Imaging’s operations; (viii) operating, legal, governmental and regulatory risks; (ix) conditions within the capital markets, including liquidity and interest rates, and (x) economic (including financial and employment market conditions), political and competitive forces affecting Insight Imaging’s business, and the country’s economic condition as whole.
About Insight Imaging
Insight Imaging, headquartered in Lake Forest, California, is a provider of retail and wholesale diagnostic imaging services. Insight Imaging serves a diverse portfolio of customers, including healthcare providers, such as hospitals and physicians, and payors, such as managed care organizations, Medicare, Medicaid and insurance companies, in over 30 states, including the following targeted regional markets: California, Arizona, Texas, New England, the Carolinas, Florida and the Mid-Atlantic states.
For more information, please visit www.insighthealth.com.

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSSES
(Unaudited)
(Amounts in thousands)

	Nine Months Ended
	March 31,
	2010	2009
REVENUES:
Contract services	$72,625	$88,672
Patient services	69,896	83,959
Other operations	1,591	1,906

Total revenues	144,112	174,537

COSTS OF OPERATIONS:
Costs of services	95,735	117,243
Provision for doubtful accounts	3,127	3,311
Equipment leases	7,926	8,348
Depreciation and amortization	25,405	35,192

Total costs of operations	132,193	164,094

CORPORATE OPERATING EXPENSES	(14,254)	(17,238)

EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	1,736	1,722

INTEREST EXPENSE, net	(19,768)	(23,231)

GAIN ON SALES OF CENTERS	300	7,689

GAIN ON PURCHASE OF NOTES PAYABLE	—	6,788

IMPAIRMENT OF OTHER LONG-LIVED ASSETS	(1,949)	(4,600)

Loss before income taxes	(22,016)	(18,427)

BENEFIT FOR INCOME TAXES	(1,321)	(1,552)

Net loss	(20,695)	(16,875)

Less: net income attributable to noncontrolling interests	510	534

Net loss attributable to InSight Health Services Holdings Corp.	$(21,205)	$(17,409)

COMPREHENSIVE LOSS:
Net loss attributable to InSight Health Services Holdings Corp.	$(21,205)	$(17,409)
Unrealized income (loss) attributable to changes in fair value of interest rate contracts	2,212	(3,723)

Comprehensive loss attributable to InSight Health Services Holdings Corp.	$(18,993)	$(21,132)

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSSES
(Unaudited)
(Amounts in thousands)

	Three Months Ended
	March 31,
	2010	2009
REVENUES:
Contract services	$23,672	$28,079
Patient services	22,204	24,389
Other operations	483	738

Total revenues	46,359	53,206

COSTS OF OPERATIONS:
Costs of services	31,550	35,411
Provision for doubtful accounts	944	975
Equipment leases	2,768	2,632
Depreciation and amortization	7,929	10,754

Total costs of operations	43,191	49,772

CORPORATE OPERATING EXPENSES	(4,454)	(6,111)

EQUITY IN EARNINGS OF UNCONSOLIDATED PARTNERSHIPS	564	614

INTEREST EXPENSE, net	(6,185)	(7,282)

GAIN ON SALES OF CENTERS	300	701

GAIN ON PURCHASE OF NOTES PAYABLE	—	5,542

Loss before income taxes	(6,607)	(3,102)

PROVISION (BENEFIT) FOR INCOME TAXES	(675)	140

Net loss	(5,932)	(3,242)

Less: net income attributable to noncontrolling interests	125	164

Net loss attributable to InSight Health Services Holdings Corp.	$(6,057)	$(3,406)

COMPREHENSIVE LOSS:
Net loss attributable to InSight Health Services Holdings Corp.	$(6,057)	$(3,406)
Unrealized income (loss) attributable to changes in fair value of interest rate contracts	1,134	(119)

Comprehensive loss attributable to InSight Health Services Holdings Corp.	$(4,923)	$(3,525)

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Amounts in thousands)

	Nine Months Ended
	March 31,
	2010	2009
OPERATING ACTIVITIES:
Net loss	$(20,695)	$(16,875)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	25,405	35,192
Amortization of bond discount	4,352	4,005
Share-based compensation	55	55
Equity in earnings of unconsolidated partnerships	(1,736)	(1,722)
Distributions from unconsolidated partnerships	2,173	2,005
Gain on sales of centers	(300)	(7,689)
Gain on sales of equipment	(836)	(670)
Gain on purchase of notes payable	—	(6,788)
Impairment of intangible assets	1,949	4,600
Deferred income taxes	(779)	(2,041)
Cash (used in) provided by changes in operating assets and liabilities:
Trade accounts receivables, net	1,739	7,584
Other current assets	587	(2,414)
Accounts payable and other accrued expenses	(8,757)	(5,189)

Net cash provided by operating activities	3,157	10,053

INVESTING ACTIVITIES:
Proceeds from sales of centers	2,721	19,720
Proceeds from sales of equipment	1,401	—
Additions to property and equipment	(18,576)	(13,458)
Acquisition of fixed-site center	(918)	—
Decrease (increase) in restricted cash	5,104	(13,626)
Other	—	136

Net cash used in investing activities	(10,268)	(7,228)

FINANCING ACTIVITIES:
Principal payments of notes payable and capital lease obligations	(2,135)	(1,693)
Proceeds from issuance of notes payable	1,083	—
Purchase of floating rate notes	—	(4,152)
Cash contributions from non-controlling interest	88	—
Distributions to non-controlling interest	(193)	—

Net cash used in financing activities	(1,157)	(5,845)

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS:	(8,268)	(3,020)
Cash, beginning of period	19,640	21,002

Cash, end of period	$11,372	$17,982

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$15,976	$20,386
Income taxes paid	607	277
Non-cash acquisition of fixed assets	975	884
Non-cash contributions from non-controlling interest	306	—

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA
(Amounts in thousands)
(unaudited)

	Nine Months Ended		Three Months Ended
	March 31,		March 31,
	2010	2009	2010	2009

Net cash provided by operating activities	$3,157	$10,053	$1,890	$1,194
(Benefit) provision for income taxes	(1,321)	(1,552)	(675)	140
Interest expense, net	19,768	23,231	6,185	7,282
Amortization of bond discount	(4,352)	(4,005)	(1,490)	(1,358)
Share-based compensation	(55)	(55)	(18)	(19)
Equity in earnings of unconsolidated partnerships	1,736	1,722	564	614
Distributions from unconsolidated partnerships	(2,173)	(2,005)	(439)	(568)
Gain on sales of equipment	836	670	299	52
Net change in operating assets and liabilities	6,431	19	891	1,430
Effect of non-controlling interests	(510)	(534)	(125)	(164)
Net change in deferred income taxes	779	2,041	—	(76)

Adjusted EBITDA	$24,296	$29,585	$7,082	$8,527

INSIGHT HEALTH SERVICES HOLDINGS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET INFORMATION
(Amounts in thousands)
(unaudited)

	March 31,	June 30,
	2010	2009

Cash and cash equivalents	$11,372	$19,640
Trade accounts receivables, net	23,855	25,594
Property and equipment, net	75,069	79,837
Cash, restricted	1,384	6,488
Goodwill and other intangible assets, net	22,881	24,878
Total assets	150,350	176,124
Accounts payable and accrued expenses	25,363	36,037
Notes payable, including current maturities	284,830	279,968
Capital leases, including current maturities	3,770	4,057
Total stockholders’ deficit attributable to InSight Health Services Holdings Corp.	(172,860)	(153,922)
Noncontrolling interest	2,495	1,784
Total stockholders’ deficit	(170,365)	(152,138)